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                                                                    EXHIBIT 99.1

             NEOSE TECHNOLOGIES ACQUIRES CARBOHYDRATE MANUFACTURING
                       TECHNOLOGIES FROM CYTEL CORPORATION

                     Cytel to Focus on Therapeutic Programs

HORSHAM, PA and SAN DIEGO, CA--(BUSINESS WIRE)--March 29, 1999-- Neose Technologies, Inc. (NASDAQ:NTEC - news) and Cytel Corporation (NASDAQ:CYTL - news) announced today that Neose has acquired the carbohydrate manufacturing patents, licenses and other intellectual property of Cytel's Glytec business unit.

Under the agreements, Neose has acquired:

     -- 6 issued U.S. patents, 8 pending U.S. applications, 2 provisional U.S. applications, and foreign counterparts, owned by Cytel;

     -- Cytel's license and option agreements with The Scripps Research Institute, the University of Michigan, the University of Alberta, the University of California at Los Angeles, National Research Council of Canada, the University of Arkansas, Japan Tobacco Corporation, and Marukin Shoyu Ltd., which licenses and options together cover an additional 29 issued U.S. patents, 25 pending U.S. patent applications, and foreign counterparts thereof;

     -- Cytel's Sugar Nucleotide Cycling (SNC(R)) technology; and

     -- Cytel's glycoprotein remodeling program and related technologies.

Neose paid Cytel $3.5 million in cash, and paid an additional $1.5 million into escrow, the release of which is conditioned on:

Cytel's satisfaction of certain matters relating to the acquired patents and licenses, and Neose may pay to Cytel up to an additional $1.6 million, contingent on potential payments and revenues realized by Neose in connection with certain future corporate collaborations.

James Paulson, Ph.D., who recently resigned as vice president and chief scientific officer of Cytel in order to become a professor in the department of molecular biology at The Scripps Research Institute, has become a consultant to Neose and a member of Neose's Scientific Advisory Board.

Neose's chairman and chief executive officer, Stephen Roth, said, "With these transactions, we believe that Neose has added significantly to its broad technologies that enable the enzymatic synthesis of complex carbohydrates. Under Dr. Paulson's scientific leadership, Cytel has been a true innovator in carbohydrate synthesis. Cytel's technologies are complementary with Neose's in important ways, and should position Neose well for many future business opportunities. We are also pleased to gain the benefit of Dr. Paulson's talents and insights as a consultant and member of our Scientific Advisory Board."



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"This successfully accomplishes our previously announced goal of divesting our carbohydrate manufacturing technology," said Virgil Thompson, Cytel's president and chief executive officer, "and enables us to focus on our core therapeutic programs."

Cytel's rights to continue development and manufacture Cylexin(R) are unaffected by the sale, as is its previously announced license of Cytel's technology to the Nextran subsidiary of Baxter International (NYSE:BAX - news) in the field of xenotransplantation.

Neose is focused on the enzymatic synthesis of complex carbohydrates, and the discovery, development, and commercialization of complex carbohydrates for nutritional, pharmaceutical, consumer, and industrial uses. Neose's initial focus is developing nutritional additives for infant formula, and pharmaceutical products to treat pediatric ear infections, gastritis and peptic ulcers. Neose is also developing and manufacturing carbohydrates for use in oncologic vaccines for third party clinical trials. The Company believes its proprietary technology platform enables the rapid and cost-effective enzymatic synthesis of commercial quantities of a wide range of complex carbohydrates.

The statements set forth in this press release that are not historical facts or statements of current condition are forward-looking statements. These forward-looking statements, such as statements regarding present or anticipated scientific progress, development of potential pharmaceutical products, future revenues, capital expenditures, research and development expenditures, future financings and collaborations, management, manufacturing development and capabilities, and other statements regarding matters that are not historical facts, involve predictions. The Company's actual results, performance, or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Potential risks and uncertainties that could affect the Company's actual results, performance, or achievements include, but are not limited to, the "Risk Factors" set forth in Item 1 of the Company's Annual Report on Form 10-K, and general financial, economic, regulatory, and political conditions affecting the biotechnology industry in general. Given these uncertainties, current or prospective investors are cautioned not to place undue reliance on any such forward-looking statements. Furthermore, the Company disclaims any obligation or intent to update any such factors or forward-looking statements to reflect future events or developments.

This release and prior releases are available on the Neose Technologies website at www.Neose.com and the KCSA Worldwide website at www.KCSA.com.



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